Project Nexus

EDS

May 2001

Greenhill

Precedent Go Private Transactions

Date Announced	Date Effective	Target Name / Description	Acquiror Name / Description	% of Shares Acquired	Target Mkt. Cap. ($MM)	1-Day Premium	1-Week Premium	4-Week Premium
10/27/2000	03/16/2001	Azurix Corp(Enron Corp) *Provider of water services*	Enron Corp *Wholesale provider of gas/electric and gas/electricity traders*	185%	$3213	965%	965%	954%
09/21/2000	3/12/2001	Hertz Corp(Ford Motor Co) *Provider of automobile and truck rental services*	Ford Motor Co *Manufacturer of automobiles, trucks and auto parts*	185%	$3,2271	237%	206%	-53%
07/20/2000	11/17/2000	JLK Direct Distribution Inc *Manufacturer of wholesale industrial machinery*	Kennametal Inc *Manufacturer of metalworking tools*	178%	$2210	140%	490%	292%
03/31/2000	06/27/2000	Hartford Life(ITT Hartford) *Provider of insurance and financial services*	Hartford Fin Svcs Group Inc *Insurance and and financial services company*	185%	$6,1616	-24%	34%	285%
03/23/2000	06/30/2000	Homestead Village Inc *Owner and operator of lodging properties*	Security Capital Group Inc *Provider of real estate research services*	138%	$4076	236%	295%	648%
03/21/2000	04/20/2000	Travelers Property Casualty *Provider of property and casualty insurance services*	Citigroup Inc *Insurance and financial services company*	158%	$2,3789	232%	380%	336%
03/16/2000	07/15/2000	Vastar Resources Inc *Oil and gas exploration and production company*	BP Amoco PLC *Integrated oil and gas company*	188%	$6,3331	125%	172%	406%
03/14/2000	06/20/2000	Howmet International Inc *Manufacturer of industrial and jet engine parts*	Alcoa Inc *Manufacturer of aluminum products*	164%	$1,3756	14%	07%	20%
12/01/1999	04/19/2000	Boise Cascade Office Products *Manufacturer of wholesale stationery and office supplies*	Boise Cascade Corp *Manufacturer of paper and paper products*	188%	$3310	132%	247%	235%
04/01/1999	08/15/1999	AquaAlliance Inc *Provider of engineering solutions for the water, wastewater and hazardous remediation markets*	Vivendi SA *Provides a variety of public and construction services through various subsidiaries*	178%	$3704	-111%	-179%	331%
03/19/1999	07/01/1999	Spelling Entertainment Group *Motion picture distributor*	Viacom Inc(Natl Amusements) *Provider of cable and TV production services*	208%	$3397	14%	321%	426%
03/03/1999	08/10/1999	LabOne Inc (Lab Holdings Inc) *Provides laboratory testing services*	Lab Holdings Inc *Owns and operates medical laboratory facilities and provides risk appraisal testing for insurers*	195%	$1511	191%	196%	214%

	1-Day Premium	1-Week Premium	4-Week Premium
Mean	18.3%	26.1%	35.0%
Median	14.8%	22.7%	31.4%

Precedent Go Private Transactions

Date Announced	Date of Agreement	Date Effective	Target Name	Acquiror Name	Offer Price	Closing Price	% Increase
10/27/00	12/15/00	3/16/01	Azurix Corp (Enron Corp)	Enron Corp	$7.00	$8.38	19.6%
9/21/00	1/16/01	3/12/01	Hertz Corp (Ford Motor Co)	Ford Motor Co	30.00	35.50	18.3%
7/20/00	9/11/00	11/17/00	JLK Direct Distribution Inc	Kennametal Inc	6.70	8.75	30.6%
3/31/00	5/18/00	6/27/00	Hartford Life (ITT Hartford)	Hartford Fin Svcs Group Inc	44.00	50.50	14.8%
3/23/00	5/2/00	6/8/00	Homestead Village Inc	Security Capital Group Inc	3.40	4.10	20.6%
3/21/00	4/6/00 (1)	4/20/00	Travelers Property Casualty	Citigroup Inc	41.50	41.95	1.1%
3/16/00	5/24/00	9/15/00	Vastar Resources Inc	BP Amoco PLC	71.00	83.00	16.9%
3/14/00	6/2/00	6/20/00	Howmet International Inc	Alcoa Inc	18.75	21.00	12.0%
12/1/99	3/13/00	4/19/00	Boise Cascade Office Products	Boise Cascade Corp	13.25	16.50	24.5%
4/1/99	7/12/99	8/15/99	Aqua Alliance Inc	Vivendi SA	2.00	2.90	45.0%
3/19/99	5/17/99	7/1/99	Spelling Entertainment Group	Viacom Inc (Natl Amusements)	9.00	9.75	8.3%
3/8/99	NA	8/10/99	LabOne Inc (Lab Holdings Inc)	Lab Holdings Inc	12.75	12.75	0.0%
						Mean	17.6%

(1) [illegible]

Enron acquirors Azurix Corp.

Azurix Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$9
$8
$7
$6
$5
$4
$3
$2
12/15/01 – Agreed to Terms at $8.38 per share (19.6% increase from Initial Offer)
10/27/00 – Initial Offer of $7.00 per share (96.5% 1-day premium)
10/20/2000
10/25/2000
10/30/2000
11/2/2000
11/7/2000
11/10/2000
11/15/2000
11/20/2000
11/24/2000
11/29/2000
12/4/2000
12/7/2000
12/12/2000
12/15/2000
12/20/2000
12/26/2000
12/29/2000
1/4/2001
1/9/2001
1/12/2001
1/18/2001
1/23/2001
1/26/2001
1/31/2001
2/5/2001
2/8/2001
2/13/2001
2/16/2001
2/22/2001
2/27/2001
3/2/2001
3/7/2001
3/12/2001
3/15/2001

Ford Motor Company acquirors Hertz Corp.

Hertz Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$40
$35
$30
$25
$20
1/16/01 – Agreed to Terms at $35.50 per share (18.3% increase from Initial Offer)
9/21/00 – Initial Offer of $30.00 per share (23.7% 1-day premium)

Kennametal acquirors JLK Direct Distribution

JLK Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
600
500
400
300
200
100
0
$10
$9
$8
$7
$6
$5
$4
$3
7/20/00 – Initial Offer of $6.70 per share (14.0% 1-day premium)
9/11/00 – Agreed to Terms at $8.75 per share (30.6% increase from Initial Offer)

Hartford Financial Services acquirors Hartford Life

Hartford Life Stock Price Performance from Announcement Date to Effective Date


Volume in Thousands
Stock Price
2,500
2,000
1,500
1,000
500
0
$55
$50
$45
$40
$35
3/31/00 – Initial Offer of $44.00 per share
(2.4% 1-day discount)
5/18/00 – Agreed to Terms
at $50.50 per share (14.8%
increase from Initial Offer)

Security Capital Group acquirors Homestead Village

Homestead Village Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
600
500
400
300
200
100
0
$5
$4
$3
$2
3/23/00 – Initial Offer of $3.40 per share (23.6% 1-day premium)
5/2/00 – Agreed to Terms at $4.10 per share (20.6% increase from Initial Offer)
3/15/2000
3/17/2000
3/21/2000
3/23/2000
3/27/2000
3/29/2000
3/31/2000
4/4/2000
4/6/2000
4/10/2000
4/12/2000
4/14/2000
4/18/2000
4/20/2000
4/25/2000
4/27/2000
5/1/2000
5/3/2000
5/5/2000
5/9/2000
5/11/2000
5/15/2000
5/17/2000
5/19/2000
5/23/2000
5/25/2000
5/30/2000
6/1/2000
6/5/2000
6/7/2000

Citigroup acquirors Travelers Property Casualty

Travelers Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$46
$42
$38
$34
$30
$26
3/21/00 – Initial Offer of $41.50 per share
(23.2% 1-day premium)
4/6/00 – Agreed to Terms
at $41.95 per share (1.1%
increase from Initial Offer)
3/13/2000
3/14/2000
3/15/2000
3/16/2000
3/17/2000
3/20/2000
3/21/2000
3/22/2000
3/23/2000
3/24/2000
3/27/2000
3/28/2000
3/29/2000
3/30/2000
3/31/2000
4/3/2000
4/4/2000
4/5/2000
4/6/2000
4/7/2000
4/10/2000
4/11/2000
4/12/2000
4/13/2000
4/14/2000
4/17/2000
4/18/2000
4/19/2000
4/20/2000

BP Amoco acquirors Vastar Resources

Vastar Stock Price Performance from Announcement Date to Effective Date


Volume in Thousands
Stock Price
2,500
2,000
1,500
1,000
500
0
$85
$80
$75
$70
$65
$60
$55
5/24/00 – Agreed to Terms at $83.00 per share (16.9% increase from Initial Offer)
3/16/00 – Initial Offer of $71.00 per share (12.5% 1-day premium)

Alcoa acquirors Howmet International

Howmet Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
1,600
1,400
1,200
1,000
800
600
400
200
0
$22
$21
$20
$19
$18
6/2/00 – Agreed to Terms at $21.00 per share (12.0% increase from Initial Offer)
3/14/00 – Initial Offer of $18.75 per share (1.4% 1-day premium)

Boise Cascade Corp. acquirors Boise Cascade Office Products

Boise Cascade Office Products Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
1,200
1,000
800
600
400
200
0
$18
$16
$14
$12
$10
$8
3/13/00 – Agreed to Terms at $16.50 per share (24.5% increase from Initial Offer)
12/1/99 – Initial Offer of $13.25 per share (15.2% 1-day premium)
11/22/1999
11/26/1999
12/1/1999
12/6/1999
12/9/1999
12/14/1999
12/17/1999
12/22/1999
12/28/1999
12/31/1999

Vivendi SA acquirors Aqua Alliance

Aqua Alliance Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$3
$2
$1
4/1/99 – Initial Offer of $2.00 per share (11.1% 1-day discount)
7/12/99 – Agreed to Terms at $2.90 per share (45.0% increase from Initial Offer)
3/10/1999
3/15/1999
3/18/1999
3/23/1999
3/26/1999
3/31/1999
4/6/1999
4/9/1999
4/14/1999
4/19/1999
4/22/1999
4/27/1999
4/30/1999
5/5/1999
5/10/1999
5/13/1999
5/18/1999
5/21/1999
5/26/1999
6/1/1999
6/4/1999
6/9/1999
6/14/1999
6/17/1999
6/22/1999
6/25/1999
6/30/1999
7/6/1999
7/9/1999
7/14/1999
7/19/1999
7/22/1999
7/27/1999
7/30/1999
8/4/1999
8/9/1999
8/12/1999

Viacom acquirors Spelling Entertainment Group

Spelling Stock Price Performance from Announcement Date to Effective Date



Volume in Thousands
Stock Price
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
$12
$11
$10
$9
$8
$7
$6
$5
3/19/99 – Initial Offer of $9.00 per share (1.4% 1-day premium)
5/17/99 – Agreed to Terms at $9.75 per share (8.3% increase from Initial Offer)
3/8/1999
3/10/1999
3/12/1999
3/16/1999
3/18/1999
3/22/1999
3/24/1999
3/26/1999
3/30/1999
4/1/1999
4/6/1999
4/8/1999
4/12/1999
4/14/1999
4/16/1999
4/20/1999
4/22/1999
4/26/1999
4/28/1999
4/30/1999
5/4/1999
5/6/1999
5/10/1999
5/12/1999
5/14/1999
5/18/1999
5/20/1999
5/24/1999
5/26/1999
5/28/1999
6/2/1999
6/4/1999
6/8/1999
6/10/1999
6/14/1999
6/16/1999
6/18/1999
6/22/1999